UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2007

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 22nd Avenue

Brookings, SD 57006

(Address of principal executive offices)

(605) 696-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 28, 2007, the Board of Directors of VeraSun Energy Corporation (the “Company”) approved the final form of, and the Company entered into, change in control agreements with each of Donald L. Endres, Chief Executive Officer and President, Danny C. Herron, Senior Vice President and Chief Financial Officer, William L. Honnef, Senior Vice President, Strategic Initiatives , and John M. Schweitzer, Senior Vice President, General Counsel and Corporate Secretary, and certain other officers of the Company. The change in control agreements provide severance payments and benefits to the applicable executive if the executive’s employment with the Company is terminated by the Company other than for cause or if the executive resigns for good reason within two years following a change in control of the Company. Severance payments and benefits under the change in control agreements consist of: (i) a severance payment equal to two times (three times for Mr. Endres) of the sum of the executive’s annual base salary and target annual bonus for the year of termination; and (ii) continued medical and dental insurance benefits for up to 24 months following termination. In addition, all unvested equity awards will immediately vest upon the occurrence of a change in control of the Company. Severance payments may be reduced to the extent the amount received by an employee, after the payment of any excise tax that would be payable by the employee under Section 4999 of the Internal Revenue Code, would be greater than if the severance payments were not so reduced.

A form of Change in Control Agreement is incorporated by reference herein and is attached hereto as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Form of Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: December 3, 2007	By:	/s/ Donald L. Endres
Donald L. Endres
Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibits
10.1	Form of Change in Control Agreement